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                                EXHIBIT 11(c)

      Computation of Earnings Per Share, Six Months Ended March 31, 1994









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                           STERLING SOFTWARE, INC.                 EXHIBIT 11(c)
                      COMPUTATION OF EARNINGS PER SHARE

                        SIX MONTHS ENDED MARCH 31, 1994
                 (in thousands, except per share information)


                                                                                         Fully
                                                                              Primary   Diluted
                                                                              -------   -------
Earnings:
  Earnings applicable to common stockholders................................  $24,280   $24,280
  Add: Interest expense on amounts outstanding for the 5 3/4% Convertible
         Subordinated Debentures (net of applicable income taxes)...........              2,106
       Interest income on investments of proceeds from assumed conversion
         of options and warrants (net of applicable income taxes)...........       67        51
                                                                              -------   -------
                                                                              $24,347   $26,437
                                                                              =======   =======

Shares:
  Weighted average of shares outstanding....................................   19,120    19,120
  Add common shares issued on assumed exercise of options and warrants......    7,721     7,721
  Less common shares assumed repurchased....................................   (4,074)   (4,074)
                                                                              -------   -------
                                                                               22,767    22,767
                                                                              =======

Common shares issued on assumed conversion of 5 3/4% Convertible
  Subordinated Debentures...................................................              4,056
                                                                                        -------
                                                                                         26,823
                                                                                        =======

Earnings per common share:
  Primary...................................................................  $  1.07
                                                                              =======
  Fully diluted.............................................................            $   .99
                                                                                        =======

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